UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest event reported): September 10, 1998

                               Fresh'n Lite, Inc.
             (Exact name of registrant as specified in its charter)


State of Texas                001-13559                  75-2337102
(State of incorporation) (Commission File No.) (IRS Employer Identification No.)


                                 1705 E. Whaley
                              Longview, Texas 75605
               (Address of principal executive offices) (Zip code)

                                    No change
             (Former name of address, if changed since last report).










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Item 5.  Other events

     Fresh'n Lite, Inc. issued the following press release on September 9, 1998.

For Immediate Release
Fresh'n Lite, Inc.
1705 E. Whaley
Longview, Texas  75601
800-259-2675
903-758-1666 facsimile
Contact:  Curtis A. Swanson, Chief Financial Officer

                                  Press Release
    Fresh'n Lite, Inc. announces name change and mandatory certificate recall

Longview, Texas -Fresh'n Lite, Inc. (FLTT) announced today that as part of its positioning as a multi concept restaurant holding company, it is changing its name to "Restaurant Teams International, Inc.". The Company is requesting the new symbol of RTIN to coincide with its new name.

The change of the name was selected to reflect the new focus of the Company. As stated in a release yesterday, the Company's management, along with its new consultant is currently exploring several possible acquisitions both for the growth of the Company's Street Talk Cafe concept as well as additional concepts with potential for expansion and development.

The terms of the conversion will be as follows: The record date for the conversion will be September 18th, 1998. Each shareholder of record of Fresh'n Lite, Inc. as of that date will receive one (1) share of Restaurant Teams International, Inc. (RTIN) in exchange for each one (1) share of Fresh'n Lite, Inc. (FLTT). Additionally, each shareholder as of the record date will receive one (1) warrant to purchase an additional share of RTIN for a period of 24 months following the record date with a strike price of $5.00 per share for each ten (10) shares of Fresh'n Lite, Inc. (FLTT) held as of the record date. The shares must be returned to the transfer agent and exchanged for new certificates in order to receive the warrant and receive valid shares of Restaurant Teams International, Inc. (RTIN). Official notice will be sent to each shareholder of record as well as all brokers, market makers, and the Depository Trust Company by the company's transfer agent.

The Company will continue to trade under the symbol FLTT until the name and symbol change are completed at which time an announcement will be released reflecting the new trading status.

Curtis A. Swanson, Chief Financial Officer of the Company stated: "The name change is instrumental in the positioning of our company. We believe changing the Company's name will heighten public awareness and increase our visibility. In the eye's of the public, positioning the Company for the growth of the Street Talk Cafe concept as well as preparing for the acquisitions we are exploring are better served through the name Restaurant Teams International, Inc."

Henry Leonard, President and Chief Operating Officer stated: "With a strong management team in place and the expansion avenues available, we recognize the need for a name that would reflect our growth strategy both through internal development and acquisitions. The name Restaurant Teams International, Inc. better represents the direction of our Company and the excitement we feel about our future."

Fresh'n Lite, Inc. is the developer and operator of the Street Talk Cafe and Fresh'n Lite Cafe & Grill concepts, full service casual dining concepts featuring over 100 choices of low fat and non-fat menu items without compromising taste, service, or atmosphere.

This press release contains forward looking statements, which are generally preceded by words such as "believes", "expects", "anticipates", or "intends". Such statements are subject to risks and uncertainties, including but not limited to competitive conditions, weather, real estate zoning and permitting complications, and general conditions in the restaurant market.

For further information contact: Curtis A. Swanson, Chief Financial Officer at 1-800-259-2675.


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      Fresh'n Lite, Inc.


Date: September 10, 1998                      By: /s/ Stanley L. Swanson
                                                      ------------------
                                                      Stanley L. Swanson
                                                      Chief Executive Officer
                                                      (Signature)



Date: September 10, 1998                      By: /s/ Curtis A. Swanson
                                                      ------------------
                                                      Curtis A. Swanson
                                                      Chief Financial Officer
                                                      (Signature)